UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2014

Horsehead Holding Corp. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33658 (Commission File Number)	20-0447377 (IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405 Pittsburgh, Pennsylvania 15205 (Address of principal executive offices, including zip code)

724-774-1020 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 1.01.                      Entry into a Material Definitive Agreement.

New Senior Unsecured Notes and Indenture
On July 29, 2014, Horsehead Holding Corp. (the “Company”) completed the sale of $40.0 million aggregate principal amount of the Company’s 9.00% Senior Notes due 2017 (the “Unsecured Notes”), at an issue price of 100.00% of par. The Unsecured Notes and the related guarantees were offered to investors who were both qualified institutional buyers and accredited investors in a private placement not registered under the Securities Act of 1933, as amended (the “Securities Act”).
The Unsecured Notes were issued pursuant to an indenture, dated as of July 29, 2014 (the “Unsecured Notes Indenture”), among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee. The Unsecured Notes will pay interest at a rate of 9.00% per annum, payable in cash semi-annually, in arrears, on June 1 and December 1 of each year, beginning on December 1, 2014. The Unsecured Notes mature on June 1, 2017.
The Unsecured Notes are fully and unconditionally guaranteed, on a senior unsecured basis (other than as described below), by the Company’s existing and future domestic restricted subsidiaries, other than certain excluded subsidiaries. The Unsecured Notes are the Company’s and the Guarantors’ senior unsecured obligations (other than as described below). The Unsecured Notes and the guarantees will (i) rank equal in right of payment with the Company’s and the Guarantors’ senior indebtedness (other than as described below) (including indebtedness under the Company’s 10.50% Senior Secured Notes due 2017, the 3.80% Convertible Notes due 2017 (the “Convertible Notes”), and the Revolving Credit and Security Agreement, dated as of September 28, 2011, by and among Horsehead Corporation, as borrower, the Company, as guarantor, the other guarantors party thereto, the lenders party thereto and PNC Bank, National Association, as agent for the lenders (as amended to the date hereof, the “ABL Facility”)); (ii) rank senior in right of payment with the Company’s and the Guarantors’ future indebtedness that is expressly subordinated to the Unsecured Notes, (iii) with respect to the guarantee by The International Metals Reclamation Company, Inc. (“INMETCO”), such guarantee will rank junior in right of payment to the obligations of INMETCO under the Company’s 10.50% Senior Secured Notes due 2017 and the Credit Agreement, dated as of June 24, 2013, by and between INMETCO, as borrower, and Wells Fargo Bank, N.A. (the “INMETCO Facility”); and (iv) be effectively junior to the Company’s and the Guarantors’ obligations under the Senior Secured Notes, the ABL Facility, and the INMETCO Facility, to the extent of the value of the collateral securing such indebtedness.
The Company may redeem some or all of the Unsecured Notes, on or after June 1, 2016 at a redemption price equal to 104.50%, plus accrued and unpaid interest, if any, to the date of redemption. Prior to June 1, 2015, the Company may redeem up to 35.0% of the aggregate principal amount of the Unsecured Notes at a redemption price equal to 109.00%, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds of certain equity offerings. In addition, the Company may, at its option, redeem some or all of the Unsecured Notes prior to June 1, 2016, by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption.
The Unsecured Notes Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional indebtedness and guarantee indebtedness; (ii) declare or pay dividends, redeem capital stock or make other distributions to stockholders; (iii) make investments and acquire assets; (iv) sell or transfer certain assets; (v) enter into transactions with affiliates; (vi) create liens or use assets as security in other transactions; (vii) enter into sale and leaseback transactions; (viii) merge or consolidate, or sell, transfer, lease or dispose of substantially all of its assets; and (ix) make certain payments on indebtedness. The Unsecured Notes Indenture also provides for customary events of default.
The description of the Unsecured Notes in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Unsecured Notes Indenture filed as Exhibit 4.1 and incorporated herein by reference.

Additional Senior Secured Notes and Fourth Supplemental Indenture

On July 29, 2014, the Company completed the sale of $10.0 million aggregate principal amount of the Company’s 10.50% Senior Secured Notes due 2017 (the “Additional Senior Secured Notes”), at an issue price of 113.00% of par. The Additional Senior Secured Notes and the related guarantees were offered to investors who were both qualified institutional buyers and accredited investors in a private placement not registered under the Securities Act.

The Additional Senior Secured Notes were issued pursuant to an Indenture, dated as of July 26, 2012 (as amended or supplemented, the “Secured Notes Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee and as collateral agent (the “Trustee”), under which the Company previously issued $195.0 million in aggregate principal amount of its 10.50% Senior Secured Notes due 2017 (the “Outstanding Senior Secured Notes,” collectively with the Additional Senior Secured Notes, the “Senior Secured Notes”)). The Additional Senior Secured Notes will not trade fungibly with the Outstanding Senior Secured Notes, but have identical terms and shall be treated as a single class for all purposes under the Secured Notes Indenture.

The Additional Senior Secured Notes were issued pursuant to the fourth supplemental indenture to the Indenture, dated as of July 29, 2014, among the Company, the Guarantors and the Trustee (the “Supplemental Indenture”).

The Senior Secured Notes pay interest at a rate of 10.50% per annum, payable in cash semi-annually, in arrears, on June 1 and December 1 of each year.  The Senior Secured Notes mature on June 1, 2017.

The Senior Secured Notes are fully and unconditionally guaranteed, on a senior secured basis, by the Company’s existing and future domestic restricted subsidiaries, other than certain excluded subsidiaries. The Senior Secured Notes and the related guarantees are secured by a first-priority lien on all of the Company’s and the Guarantors’ existing and future property and assets, whether real, personal or mixed (other than certain excluded assets), subject to certain permitted liens; provided that the lien on the accounts receivable, inventory, certain deposit accounts, cash and certain other assets and, in each case, the proceeds thereof, of Horsehead Corporation, and the Guarantors under the ABL Facility are a second-priority lien.

The Senior Secured Notes are the Company’s and the Guarantors’ senior secured obligations. The Senior Secured Notes and the guarantees rank equal in right of payment with any of the Company’s and the Guarantors’ senior indebtedness, including indebtedness under the Company’s Convertible Notes and the ABL Facility. The Senior Secured Notes and the guarantees rank senior in right of payment to any of the Company’s and the Guarantors’ future indebtedness that is expressly subordinated to the Senior Secured Notes or guarantees. The Senior Secured Notes and the guarantees are effectively senior to any of the Company’s or the Guarantors’ unsecured indebtedness, including the Convertible Notes, to the extent of the value of the collateral securing the Notes. With respect to the collateral securing the Senior Secured Notes, the Senior Secured Notes and the guarantees are (i) effectively junior to the Company’s and the Guarantors’ obligations under the ABL Facility, to the extent of the value of the collateral securing the ABL Facility on a first-lien basis, and effectively senior to the Company’s and the Guarantors’ obligations under the ABL Facility, to the extent of the value of the collateral securing the ABL Facility on a second-lien basis, and (ii) effectively junior to the obligations of INMETCO under the INMETCO Facility, to the extent of the value of the collateral securing the INMETCO Facility.

The Company may redeem some or all of the Senior Secured Notes, on or after June 1, 2016 at a redemption price equal to 105.25%, plus accrued and unpaid interest, if any, to the date of redemption. Prior to June 1, 2015, the Company may redeem up to 35.0% of the aggregate principal amount of the Senior Secured Notes at a redemption price equal to 110.50%, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds of certain equity offerings. In addition, the Company may, at its option, redeem some or all of the Senior Secured Notes prior to June 1, 2016, by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption.

The Secured Notes Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional indebtedness and guarantee indebtedness; (ii) declare or pay dividends, redeem capital stock or make other distributions to stockholders; (iii) make investments and acquire assets; (iv) sell or transfer certain assets; (v) enter into transactions with affiliates; (vi) create liens or use assets as security in other transactions; (vii) enter into sale and leaseback transactions; (viii) merge or consolidate, or sell, transfer, lease or dispose of substantially all of its assets; and (ix) make certain payments on indebtedness.  The Indenture also provides for customary events of default.

The foregoing description is qualified in its entirety by reference to the complete text of the Supplemental Indenture filed as Exhibit 4.2 hereto and incorporated herein by reference and to the complete text of the Secured Notes Indenture filed as Exhibit 4.1 to the Company’s Form 8-K filed on July 30, 2012 and incorporated herein by reference.

Item 2.03.                     Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on July 30, 2014.

HORSEHEAD HOLDING CORP.

By:		/s/ Robert D. Scherich
	Name:	Robert D. Scherich
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of July 29, 2014, among Horsehead Holding Corp., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Supplemental Indenture, dated as of July 29, 2014, among Horsehead Holding Corp., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee.